                                                                    EXHIBIT 10.3

                  FIRST AMERICAN NATIONAL BANK LOAN DOCUMENTS

                             MASTER PROMISSORY NOTE

$5,000,000.00                 Nashville, Tennessee                March 1, 1997

FOR VALUE RECEIVED, the undersigned, FIRST FINANCIAL CORPORATION, a Tennessee corporation ("Maker"), promises to pay to the order of FIRST AMERICAN NATIONAL BANK, a national banking association organized under the laws of the Unites States of America ("Payee"), at its Main Office in Nashville, Tennessee, or at such other place as the holder hereof may designate, the principal sum of Five Million Dollars ($5,000,000.00), of the aggregate unpaid balance of advances made by Payee pursuant to this Note, with interest thereon from date.

Maker shall have the right at any time to pay any part or all of the obligation evidenced hereby without premium or penalty and without curtailing its right further advances prior to the due date, i) except that such further advances, shall never exceed the face amount hereof unless Payee, in its sole discretion, elects otherwise, and ii) provided that any funds shall first be applied to accrued but unpaid interest that is due and payable, if any, before funds are applied toward principal reduction.

The rate of interest shall be at an effective annual rate equal to 7.79%, beginning March 1, 1997. However, beginning June 1, 1997, Maker shall have the right to choose between the two interest rate options, described below:

    Option A

         Interest shall be at an annual rate equal to the Index Rate from time to time designated by First American National Bank as its "Index Rate". The rate as set forth herein shall be adjusted on each day said Index Rate changes. With this option, the Maker shall have the right to change the interest rate to Option B, under such notification criteria as is detailed under Option B or as is otherwise considered reasonably appropriate by Payee.

    Option B

         Interest shall be fixed for three consecutive calendar months at an annual rate that is 2.25% per annum above the three-month London Interbank Offered Rate ("LIBOR") as quoted in the Wall Street Journal published on the last business day of the calendar month preceding the effective date of the rate change. An election of this option shall be effective if the Payee receives notification, as is considered reasonably appropriate by Payee, prior to the end of the month preceding the month in which this option is to take effect. Under this option, the Maker shall have the right to change to Option A as long as Payee receives notification, as is considered reasonably appropriate by Payee, of that decision by the last business day of the month preceding the effective change. Any such change will become effective on the first day of the month following the above-mentioned notification.

         At any time that this option is chosen, the rate shall adjust every three months, as described under this option, unless Payee receives notification, as described under this option, of the Maker's desire to change to Option A.

Regardless of the interest rate option chosen, in no event shall the rate of interest payable, in respect of the indebtedness evidenced hereby, be in excess of the maximum formula contract rate of interest from time to time allowed by the law to be charged by national banks located in Tennessee (the "Maximum Rate"). Interest hereon shall be calculated on the basis of a 360-day year for the actual number of days in each interest period. Interest hereon shall be payable quarterly commencing the last day of May, 1997, continuing on the last day of each February, May, August, and November thereafter until the indebtedness evidenced hereby is paid in full. The entire balance of all advances outstanding hereunder plus any interest owed pursuant to this Note shall be due and payable February 28, 1998.

Solely at the option of Payee, the outstanding principal balance as of February 28, 1998, may be payable in equal, consecutive annual installments, not to exceed ten (10). If this option is taken, the first installment of principal shall be due February 28, 1998, and installments shall continue on November 30 of each year thereafter until indebtedness evidenced hereby is paid in full. In the event that this option is taken, the indebtedness evidenced hereby, principal and interest, shall be due and payable in full no later that February 28, 2007.

The terms and conditions contained in a Loan Agreement dated September 22, 1992, as amended January 25, 1994 and November 30, 1994 between the parties hereto shall be considered a part hereof to the same extent as if written herein, and upon the occurrence of an Event of Default as defined in said Loan Agreement then the entire principal sum and any accrued interest shall, at the option of the holder of this Note, at once and without notice become due and payable.

In the event of a failure to make any payment when due according to the terms hereof, or upon the occurrence of any default or event of default under any instrument or documents evidencing, securing, or in any way related to the indebtedness evidenced hereby, at the option of the holder hereof and without notice to the make, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire principal balance as so adjusted shall be immediately due and payable in full and shall bear interest thereafter until paid at the Maximum Rate, or at the option of the holder hereof, the Maximum Rate in effect on the date hereof. The holder may waive any default before or after the same has been declared and restore this Note to full force and effect without impairing the right to declare this Note due for a subsequent default, this right being a continuing one.

If any payment is past due by ten days or more, the Make agrees to pay the Payee a late charge of (i) 5% of such payment amount or (ii) any lesser maximum amount permitted under applicable law. No late charge, however, shall be imposed on any payment made on time and in full solely by reason of any previously accrued and unpaid late charge.

In the event this Note is placed in the hands of an attorney for collection or for enforcement or protection of the security, or if the holder hereof incurs any costs incident to the collection hereof or the enforcement or protection of the security, the maker and any endorsers hereof agree to pay a reasonable attorney's fee and all court and other costs and reasonable costs of any collection efforts.

All parties hereto waive demand, notice, presentment and protest.

The indebtedness evidenced hereby is secured by a security interest in and pledge of all of the capital stock of the First Bank & Trust, Mt. Juliet, Tennessee.


FIRST FINANCIAL CORPORATION



By:
   ---------------------------------

Title:
      ------------------------------

                       SECOND AMENDMENT TO LOAN AGREEMENT

         This SECOND AMENDMENT TO LOAN AGREEMENT (hereinafter the "Amendment") is entered into on this 30th day of November, 1994, by and between FIRST FINANCIAL CORPORATION ("Borrower")a Tennessee Corporation, and FIRST AMERICAN NATIONAL BANK ("Lender")a national banking association with its principal offices located in Davidson County, Tennessee.



                                  WITNESSETH:

         WHEREAS, Borrower and Lender entered into a loan agreement on September 22, 1992, as amended January 25, 1994, in connection with an extension of credit from Lender to borrower, as described therein (hereinafter referred to as the "Loan Agreement"); and

         WHEREAS, Borrower has on this date executed a Master Promissory Note evidencing $1,500,000 line of credit from Lender (the "Master Note", which term shall include any and all extensions, renewals, modifications, and refinancings thereof); and

         WHEREAS, Borrower and Lender now wish to modify and amend the Loan Agreement for the purpose stating that it remains in full force and applies to the $1,500,000 Master Note; and

         WHEREAS, Section 3.10 of the Loan Agreement requires the Borrower to "cause Bank to maintain a total tangible capital to total tangible asset ratio equal to the greater of that which is imposed by any regulatory authority with jurisdiction over Borrower or Bank or that which is at least 7.5%."

         NOW, THEREFORE for valuable consideration, the receipt of which is mutually acknowledged, Section 3.10 of the Loan Agreement is hereby amended as follows:

         The 7.5% ratio requirement shall be amended to "7.0% through December 31, 1996." Furthermore, the following shall be added to that paragraph: 1. Thereafter, Borrower shall cause Bank to maintain capital at the greater of an amount at least equal to the regulatory requirements for a "well-capitalized" bank or an amount that may be otherwise required by the Bank's regulatory authorities. These requirements will be tested quarterly based on financial data as of each March 31, June 30, September 30 and December 31.

Except as modified and amended hereby, all the terms and conditions set forth in the Loan Agreement remain unchanged and are hereby reaffirmed by Borrower as of this date.

Executed on the date first written above.

FIRST FINANCIAL CORPORATION            FIRST AMERICAN NATIONAL
                                       BANK
("Borrower")                                  ("Lender")

By:      \s\ David Major
   -------------------------------     ------------------------------------
Title: President

                             MASTER PROMISSORY NOTE

$1,500,000.00         Nashville, Tennessee      November 30, 1994

FOR VALUE RECEIVED, the undersigned, FIRST FINANCIAL CORPORATION, a Tennessee corporation ("Maker"), promises to pay to the order of FIRST AMERICAN NATIONAL BANK, a national banking association organized under the laws of the United States of America ("Payee"), at its Main Office in Nashville, Tennessee, or at such other place as the holder hereof may designate, the principal sum of One Million, Five Hundred Thousand Dollars ($1,500,000.00), or the aggregate unpaid balance of advances made by Payee pursuant to this Note, with interest thereon from date.

Maker shall have the right at any time to pay any part or all of the obligation evidenced hereby without premium or penalty and without curtailing its right to further advances prior to the due date, i) except that such further advances, shall never exceed the face amount hereof unless Payee, in its sole discretion, elects otherwise, and ii) provided that any funds must first be applied to accrued but unpaid interest that is due and payable, if any, before funds are applied toward principal reduction.

The rate of interest shall be at an effective annual rate equal to 8.24%, beginning December 1,1994. However, beginning March 1, 1995, Maker shall have the right to choose between the two interest rate options, described below:

         Option A

         Interest shall be at an annual rate equal to the Index Rate from time to time designated by First American National Bank as its "Index Rate". The rate as set forth herein shall be adjusted on each day said Index Rate changes. With this option, the Maker shall have the right to change the interest rate to Option B, under such notification criteria as is detailed under Option B or as is otherwise considered reasonably appropriate by Payee.

         Option B

         Interest shall be fixed for three consecutive calendar months at an annual rate that is 2.25% per annum above the three-month London Interbank Offered Rate("LIBOR") as quoted in the Wall Street Journal published on the last business day of the calendar month preceding the effective date of the rate change. An election of this option shall be effective if the Payee receives notification, as is considered reasonably appropriate by Payee, prior to the end of the month preceding the month in which this option is to take effect. Under this option, the Maker shall have the right to change to Option A as long as Payee receives notification, as is considered reasonably appropriate by Payee, of that decision by the last business day of the month preceding the effective change. Any such change will become effective on the first day of the month following the above-mentioned notification.

         At any time that this option is chosen, the rate shall adjust every three months, as described under this option, unless Payee receives notification, as described under this option, of the Maker's desire to change to Option A.

Regardless of the interest rate option chosen, in no event shall the rate of interest payable, in respect of the indebtedness evidenced hereby, be in excess of the maximum formula contract rate of interest from time to time allowed by the law to be charged by national banks located in Tennessee (the "Maximum Rate"). Interest hereon shall be calculated on the basis of a 360-day year for the actual number of days in each interest period. Interest hereon shall be payable quarterly commencing the last day of February, 1995, continuing on the last day of each February, May, August, and November thereafter until the indebtedness evidenced hereby is paid in full. The entire balance of all advances outstanding hereunder plus any interest owed pursuant to this Note shall be due and payable November 30, 1995. Solely at the option of Payee, the outstanding principal balance as of November 30, 1995.

Solely at the option of Payee, the outstanding principal balance as of November 30, 1995, may be payable in equal, consecutive annual installments, not to exceed ten (10). If this option is taken the first installment of principal shall be due November 30,1995, and installments shall continue on November 30 of each year thereafter until the indebtedness evidenced hereby is paid in full. In the event that this option is taken, the indebtedness evidenced hereby, principal and interest, shall be due and payable in full no later than November 30, 2004.

The terms and conditions contained in a Loan Agreement dated September 22,1992, as amended January 25, 1994 and November 30,1994 between the parties hereto shall be considered a part hereof to the same extent as if written herein, and upon the occurrence of an Event of Default as defined in said Loan Agreement then the entire principal sum and any accrued interest shall, at the option of the holder of this Note, at once and without notice become due and payable.

In the event of a failure to make any payment when due according to the terms hereof, or upon the occurrence of any default or event of default under any instrument or documents evidencing, securing, or in any way related to the indebtedness evidenced hereby, at the option of the holder hereof and without notice to the maker, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire principal balance as so adjusted shall be immediately due and payable in full and shall bear interest thereafter until paid at the Maximum Rate, or at the option of the holder hereof, the Maximum Rate in effect on the date hereof, The holder may waive any default before or after the same has been declared and restore this Note to full force and effect without impairing the right to declare this Note due for a subsequent default, this right being a continuing one.

If any payment is past due by ten days or more, the Maker agrees to pay the Payee a late charge of (i) 5% of such payment amount or (ii) any lesser maximum amount permitted under applicable Law. No late charge, however, shall be imposed on any payment made on time and in full solely by reason of any previously accrued and unpaid late charge.

In the event this Note is placed in the hands of an attorney for collection or for enforcement or protection of the security, or if the holder hereof incurs any costs incident to the collection hereof or the enforcement or protection of the security, the maker and any endorsers hereof agree to pay a reasonable attorney's fee and all court and other costs and reasonable costs of any collection efforts.

All parties hereto waive demand, notice, presentment and protest.

The indebtedness evidenced hereby is secured by a security interest in and pledge of all of the capital stock of the First Bank & Trust, Mt. Juliet, Tennessee.

FIRST FINANCIAL CORPORATION



By:      \s\ David Major
   ---------------------------------
Title: President & CEO

                          AMENDMENT TO LOAN AGREEMENT

         THIS AMENDMENT AGREEMENT is entered into as of the date set forth below by and between FIRST FINANCIAL CORPORATION ("Borrower")and FIRST AMERICAN NATIONAL BANK ("Bank").

         WHEREAS, Borrower and Bank have entered into a Loan Agreement dated as of September 22, 1992 (the "Loan Agreement");and,

         WHEREAS, the indebtedness incurred under the Loan Agreement is secured by that collateral (the "collateral") described in, and subject to the terms of, a Pledge Agreement dated as of September 22, 1992 (the "Pledge Agreement"); and,

         WHEREAS, the indebtedness incurred under the Loan Agreement and secured under the Pledge Agreement is evidenced by a Master Promissory Note of even date therewith in the face amount of $750,000.00 (the "Master Note"); and,

         WHEREAS, Borrower is obtaining from Blank an increase in the line of credit evidenced by the Master Note from $750,000.00 to $1,500,000.00, which line of credit and the indebtedness now and hereafter outstanding thereunder shall be evidenced by a master promissory note of even date herewith in that amount (the "Replacement Master Note", which term shall include any and all extensions, renewals, modifications, and refinancings thereof ,including any subsequent increases or reductions in the line of credit evidenced thereby; and,

         WHEREAS, the Replacement Master Note is to be subject to the Loan Agreement and will be secured by the Collateral under the Pledge Agreement

         NOW, THEREFORE, in consideration of the recitals, and for other good and valuable consideration, the receipt of which is mutually acknowledged, Borrower and Bank agree as follows:

         1. Any reference in the Loan Agreement to the "Note" shall henceforth be deemed a reference to the Replacement Master Note.

         2. Any reference in the Loan Agreement to the "Loan" shall henceforth be deemed a reference to the indebtedness evidenced by the Replacement Master Note.

         3. Except as expressly amended hereby, the Loan Agreement shall remain in full force and effect.

EXECUTED as of this 25th day of January, 1994.

                                       FIRST FINANCIAL CORPORATION
                                       By:   \s\ David Major
                                          -------------------------------------
                                       Title: President & CEO


                                       FIRST AMERICAN NATIONAL BANK



                                       By:
                                           ------------------------------------
                                       Title:
                                             ----------------------------------

                                 LOAN AGREEMENT

THIS LOAN AGREEMENT (hereinafter "Loan" is made and entered into the date hereinafter written by and between FIRST FINANCIAL CORPORATION, a Tennessee corporation (hereinafter called "Borrower") with its principal offices in Mt. Juliet, Tennessee and FIRST AMERICAN NATIONAL BANK, a national banking association (hereinafter called "Lender") having its principal office at Nashville, Tennessee.



                                  WITNESSETH:

         FOR AND IN CONSIDERATION OF amounts now or hereafter advanced by Lender to Borrower and other good and valuable consideration, receipt of all of which is hereby acknowledged, this Agreement is made and entered into as follows:



                     SECTION 1. LOAN DOCUMENTS AND PROCEEDS

         1.1 LOAN. Subject to terms and conditions of this Agreement, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender an amount pursuant to a line of credit not to exceed Seven Hundred Fifty Thousand Dollars ($750,000). The line of credit shall be pursuant to the terms hereof and evidenced by and payable according to the terms of a master promissory note in form attached hereto as Exhibit A, executed by Borrower, as maker, and payable to the order of and delivered to Lender contemporaneously with the execution hereof. The line of credit, as renewed or extended from time to time, shall hereinafter be referred to as the "Loan". The master promissory note together with any amendments or modifications thereto and notes given in substitution or renewal thereto are herein referred to as the "Note". This Agreement is executed by Borrower and Lender for the purpose of setting forth certain warranties and covenants of Borrower which forms a material inducement to Lender to make the Loan and for the purpose of establishing certain terms and conditions concerning the rights and duties of the parties throughout the term of the Loan.

         1.2 COLLATERAL. The Loan shall be secured by the pledge and security interest in all of the capital stock, and that which is to be convertible into capital stock, of First Bank & Trust(hereinafter called "Bank"), Mt. Juliet, Tennessee (the "Pledged Stock"). The pledge and security interest in the Pledged Stock is granted pursuant to and evidenced by a Pledge Agreement of even date herewith (the "Pledge Agreement") executed by Borrower and Lender, and perfected by delivery by Borrower to Lender of all stock certificates representing the Pledged stock, together with executed stock powers in form satisfactory to Lender, and certain additional documentation as is deemed necessary by Lender to effectuate and perfect said pledge and security interest.

         1.3 USE OF LOAN PROCEEDS. The Loan will be used to purchase and retire capital stock of Borrower as it becomes available.

         1.4 LOAN DOCUMENTS. The Note, this Loan Agreement, the Pledge Agreement, and any other documents executed by Borrower in connection herewith shall be referred to herein as the "Loan Documents".


                   SECTION 2. REPRESENTATIONS AND WARRANTIES

         In order to induce Lender to enter into this Agreement and to make the Loan, the Borrower represents and warrants to Lender that:

         2.1 CORPORATE STATUS. The Borrower is a corporation duly organized and validly existing in good standing under the laws of the state of Tennessee and has the corporate power and authority to own the Pledged Stock and conduct its affairs and business in connection with the ownership of the Pledged stock.

         2.2 CORPORATE POWER AND AUTHORITY. The Borrower has full power and authority to enter into this Agreement, to borrow funds contemplated herein, to execute and deliver the Loan Documents and to incur the obligations provided for therein, all of which have been duly authorized by all proper and necessary corporate action, and David Major is duly authorized by all necessary corporate action to execute the Loan Documents in the name of Borrower. Any consents or approvals of stockholders of Borrower required as a condition to the validity of the Loan Documents have been obtained and the Loan Documents are valid, legal, and binding obligations of Borrower fully enforceable in accordance with their terms.

         2.3 NO VIOLATION OF AGREEMENT OR LAW. Neither the Borrower nor the Bank is in default under any indenture, agreement or instrument to which either is a party or by which they may be bound. Neither Borrower nor Bank is in violation of any state or federal statute, rule, ruling, or regulation governing its operations and the conduct of its business, except for possible immaterial violations which, in the aggregate, will not impair or render insecure the rights and interests of the other party arising under or connected with this Loan Agreement. Neither the execution and delivery of the Loan Documents nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law or regulation, or any order or decree of any court or administrative agency, or conflict with, or result in the breach of, or constitute a default under, any indenture, agreement or other instrument to which the Borrower or Bank is a party or by which either may be bound, or result in the creation or imposition of any lien, charge or encumbrance (other than a lien or encumbrance in Lender's favor as set out in the Loan Documents) upon any of the property of the Borrower or Bank, or violate or be in conflict with any provision of the charter, by-laws or any preferred stock provisions of the Borrower or Bank.

         2.4 COMPLIANCE WITH LAW: GOVERNMENT APPROVALS. Borrower has complied with all requirements, made any and all applications, and submitted any and all reports required by the Bank Holding Company Act of 1956, as amended and any regulations or rulings issued in connection therewith, and any other applicable state or federal statute, rule, rulings, or regulation in connection with the borrowing of money or the pledging of the Pledged Stock as described herein, or any other action of Borrower contemplated herein. Said actions and transactions will not violate any of such statutes, rules, rulings or regulations nor will the consummation of said actions and transactions cause Borrower or Bank to be in violation thereof. Borrower has received any and all governmental approvals, or governmental agency approvals, necessary for consummation of said actions and transactions prior to any advancement of loan proceeds under this loan agreement. Borrower agrees to furnish copies of any required applications and approvals to Lender.

         2.5 CONSOLIDATED TAX RETURNS. Borrower and Bank are entitled to file consolidated federal income tax returns and the dividends received by Borrower are not taxable under the Internal Revenue Code of 1954, as amended.

         2.6 LITIGATION. There are no suits, proceedings, or other actions, to the knowledge of the Borrower, either pending or threatened, against the Borrower or Bank before any court, arbitrator or governmental or administrative body or agency which, if adversely determined, would result in any material adverse change in the financial conditions, business operations, or properties or assets of the Borrower or Bank.

         2.7 FINANCIAL CONDITION. The balance sheets and related statements of income of Bank which have been delivered to the Lender prior to the execution of this Agreement, are complete and correctly and fairly present the financial condition of Borrower and the results of their operations and transactions as of the dates and for the periods applicable. There are no liabilities, direct or indirect, fixed or contingent, of Bank as of the dates of such balance sheets which are not reflected therein or in the notes thereto. And, since those dates, Bank has incurred no liabilities, direct or indirect, fixed or contingent, except as disclosed to Lender and except for those incurred in the normal course of business. There are no liabilities, direct or indirect, fixed or contingent, except for those incurred in the normal course of business, of Borrower as of the date hereof. Furthermore, since the balance sheet and income statement periods, there has been no adverse change in the condition, financial or otherwise, of the Bank.

         2.8 TAX LIABILITY. Borrower has filed all tax returns which are required to be filed, and has paid, or made adequate provision for the payment of, all taxes which have become due pursuant to such returns or pursuant to any assessments received by Borrower.

         2.9  DISCLOSURE. Neither the financial statements referred to in section 2.7, nor any reports or financial information delivered to the Lender by the Borrower or others in connection herewith or in connection with any transaction contemplated hereby, nor this Agreement contain any un true statements of a material fact or omit any material fact that would make any of the statements misleading.

         2.10 PLEDGED STOCK. The Pledged Stock is duly authorized and validly issued by Bank. The Pledged Stock is owned by Borrower free and clear of all liens, encumbrances, security interests or pledges except the pledge to Lender described herein; is fully paid and non-assessable other than as provided by appropriate banking law; the certificates delivered to Lender representing the Pledged Stock are genuine and comply with applicable laws concerning form, content, and manner of preparation and execution; there are no outstanding warrants or options to acquire the Pledged Stock; there are outstanding no securities convertible or exchangeable into shares of Pledged Stock; there are no restrictions on the transfer of any shares of Pledged Stock. Borrower has the right to grant to Lender a security interest in the Pledged Stock without obtaining the consent of any other person, entity or government agency; and the Pledge Agreement creates in Lender a first security interest in the Pledged Stock, subject to no other interests or claims, except the ownership interest of Borrower.

         2.11 OTHER DEBTS AND LIENS. There are no other debts or liens with respect to any assets of the Borrower except as disclosed in the above mentioned financial statements or as set forth in writing to Lender.

         2.12 REGULATORY ACTION No adverse or restrictive action has been taken, or is in effect, by any applicable regulatory authority against the Borrower or the Bank.



                             SECTION 3. COVENANTS.

         The Borrower covenants and agrees that until all indebtedness evidenced by the Note, both principal and interest thereon, and all of its other indebtedness to the Lender under the terms of the Loan Documents are paid in full, unless specifically waived by the Lender in writing:

         3.l FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower shall deliver to Lender:

         (a) as soon as practicable after the end of each fiscal year, beginning at the 1993 fiscal year end, and in any event within 90 days thereafter, (i) separate, in respect to Borrower only, and consolidated balance sheets of the Borrower and Bank, and (ii) separate, in respect to Borrower only, and consolidated statements of income and 0(pound) stockholder's equity of the Borrower and Bank, setting forth in each case in comparative form figures for the previous fiscal year, all in reasonable detail and accompanied by the unqualified opinion thereon of independent certified public accountants selected by the Borrower and satisfactory to Lender, which opinion shall state that such financial statements have been prepared in accordance with generally accepted accounting principals applied on a basis consistent with that of preceding fiscal year (except for such changes, if any, as shall be specified and approved by such accountants in such opinion); that the audit has been made in accordance with generally accepted auditing standards; and that the statements fairly present the financial condition of Borrower and Bank and the results of their operations for the period then ended;

     (b) promptly upon receipt thereof, copies of all audit reports submitted to the Borrower or Bank by independent certified public accountants in connection with each special or interim audit of the books of Borrower or Blank;

      (c) copies of all reports, including regulatory quarterly call reports, submitted to any federal or state regulatory agency having regulatory authority over the Borrower, Bank, or any of the Borrower's other banking subsidiaries contemporaneously with the time such reports are submitted to any such regulatory agency;

      (d) forthwith upon the obtaining of knowledge by any officer of the Borrower of any condition or event that constitutes or, after notice or lapse of time or both, would constitute an Event of Default, a certificate specifying the nature and period of existence thereof, and what action the Borrower has taken or is taking or proposes to take with respect thereto; and

      (e) with reasonable promptness, such other information and data with respect to the Borrower, Bank, and any of the Borrower's other subsidiaries as from time to time may be reasonably requested. This shall include information contained in all regulatory examination reports, but only to the extent permitted by law.

         3.2 TAXES AND CLAIMS. The Borrower shall duly pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges upon or against the Borrower and Bank or their assets prior to the date on which penalties attach thereto, unless and to the extent that such taxes are being diligently contested in good faith and by appropriate proceedings and appropriate reserves therefore have been established.

         3.3 PRESERVATION OF CORPORATE STATUS; COMPLIANCE WITH LAW. The Borrower shall cause to be done all things necessary to preserve, renew or keep in full force and effect it's and that of the Bank's corporate existence, rights, licenses, permits, and franchises and to cause Borrower and Bank to comply, in all material respects, with all statutes, rules, rulings, and regulations applicable to Borrower and Bank, whether state or federal including The Blank Holding Company Act of 1956, as amended, and all rules and regulations issued thereunder, and to file all reports and statements required thereunder in a timely manner in form required thereby.

         3.4 INDEBTEDNESS. Except for the indebtedness incurred by the Borrower and the Bank in their ordinary course of business, the Borrower will not create, incur, assume or suffer to exist,contingently or otherwise, indebtedness other than the indebtedness created by the Note.

         3.5 INDEBTEDNESS TO LENDER AND OTHER COVENANTS. The Borrower shall (a) make full and timely payment of the principal of and interest on the Loan and all other indebtedness of the Borrower to the Lender, whether now existing or hereafter arising, (b) duly comply with all the terms and covenants contained in each of the instruments and documents given to the Lender pursuant to this Agreement, all at the times and places and in the manner set forth therein, and
(a) at all times maintain the security interest provided for under the Pledge Agreement as a valid and perfected security interest in the pledged Stock.

         3.6 OWNERSHIP CHANGE. Borrower will promptly report to Lender any change in the ownership of 10% or more of the outstanding common capital stock of the Borrower or the Bank as disclosed or required to be disclosed under applicable securities or banking laws or regulations promulgated thereunder.

         3.7 MANAGEMENT CHANGE Borrower will promptly report to Lender any change in the executive officers of Borrower or Bank.

         3.8 PRESERVATION OF ASSETS. Borrower shall cause Bank to maintain its physical assets in good condition and repair and cause Bank to keep such assets insured in reasonable amounts. Borrower will maintain, and cause Bank to maintain, insurance in such amounts and against such risks as is customary in its business without limiting the generality of the foregoing, the Bank will maintain coverage under a banker's blanket bond in an amount acceptable to the Bank a regulatory authority.

         3.9 FURTHER ASSURANCES. The Borrower shall, at its cost and expenses, upon request of the Lender, duly execute and deliver, or cause to be duly executed and delivered, to the Lender such further instruments and do and cause to be done such further acts that may be necessary or proper in the opinion of Lender to carry out more effectively the provisions and purposes of the Loan Documents. In the event of default of any covenants of this Loan Document on the part of Borrower or Bank the Lender shall, at its discretion, have the right to review and evaluate all assets of the Borrower and Bank, including all loan and securities portfolios and any documents, including credit files or computer print-cuts, relating thereto.

         3.10 CAPITAL TO ASSET RATIO. Borrower shall cause Bank to maintain a total tangible capital to total tangible asset ratio equal to the greater of that which is imposed by any regulatory authority with jurisdiction over Borrower or Bank or that which is at least 7.5%. Total tangible capital shall be defined as the sum of shareholders equity and the loan loss reserve minus any intangible assets. Total tangible assets shall be defined as total assets minus intangible assets. Intangible assets shall be defined as those assets considered as such under generally accepted accounting principles.

         3.11 DESIGNATION or LOANS AS NON-ACCRUING. Borrower shall cause Bank to place each loan made by Bank, including the pro-rata interest in loans which Bank has purchased a participated interest on a non-recourse basis, on a non-accrual basis on its books and records, if required by, and in accordance with, the request rements and guidelines of the federal regulatory agency having jurisdiction over Bank.

         3.12 NON-PERFORMING ASSETS. Borrower shall cause Bank to maintain a volume of non-performing assets below an amount equal to 3.25% of total loans plus other real estate owned. The definition of non-performing assets shall be that which is used by Bank's regulatory authority. This requirement shall be tested on a semi-annual basis.

         3.13 EARNINGS. Borrower shall cause Bank to maintain a return of net income to total assets of at least .5% and an average of .75% for any two consecutive fiscal years. These ratios shall be calculated on a fiscal basis based on financial reports required by Section 3.1 of this agreement.

         3.14 CONTINGENT LIABILITIES. Neither the Borrower nor the Bank shall, without the prior consent of the Lender in advance,guarantee or become a surety or otherwise contingently liable for any obligations of others, except (with respect to Bank) pursuant to the deposit and collection of checks and similar items and the issuance of letters of credit in the ordinary course of business

         3.15 MERGER, DISSOLUTION, ETC. If Borrower or Bank is acquired by, or enters into any transaction or merger or consolidation with, any third party without Lender's consent,Lender may, at its option, demand full payment of principal and interest on this Loan. The full payment shall not be due prior to a six month period following that demand.

         3.16 AFFILIATES AND SUBSIDIARIES. Without Lender's consent, neither Borrower nor Bank shall create or establish affiliates or subsidiaries, or, with respect to Borrower, acquire stock or any other interest in any bank other than Bank, or currently existing affiliates and subsidiaries, that will cause Borrower or Bank to be in default or any covenant or written agreement contained in the Loan Documents. Borrower shall inform11NAR-OS-SO NON 10:30 AN FIRST BANK AND

TRUST FAX NO. 6157542285 P. 20/29 Lender of any such acquisition even if sueh actions would not cause any defaults, as mentioned in this section.

                        SECTION 4. DEFAULTS AND REMEDIES

4.1 EVENTS OF DEFAULT. Any one or more of the following events shall constitute a default ("Event of Default") by the Borrower under the terms of this Agreement:

         a) The failure of the Borrower to pay any installment of principal or interest of the Note when and as the same shall become due and payable, whether at maturity or by acceleration or otherwise, if such failure is not remedied within ten (10) days after notice and demand by Lender;

         (b) Default in the performance of any provision or breach of any covenant of the Loan Documents, if such nonperformance or breach is not remedied within thirty (30) days after notice from Lender, or if any of such Documents shall become void and unenforceable;

         (c) If any representation or warranty or any other statement of fact contained herein or in any written, certificate, or report or statement at any time furnished to Lender pursuant to or in connection with the Loan Documents, or otherwise, shall prove to be false or misleading in any material respect, unless such breach is cured within thirty (30) days after notice from Lender;

         (d) If the Lender reasonably deems itself to be insecure in respect of Borrower's ability to effect repayment of the Loan;

         e) If the Borrower or Bank files a petition in bankruptcy or seeks reorganization or arrangement under the Bankruptcy Code (as it now exists or as amended); is unable or admits in writing its inability to pay its debts as they become due; makes an assignment for the benefit of creditors; has a receiver appointed voluntarily or otherwise, for its property; is adjudicated as bankrupt; suspends its business; permits a judgment to be obtained against it which is not promptly paid or promptly appealed and secured pending appeal; becomes insolvent, however, otherwise evidenced, or defaults in payment of any other indebtedness owed to other persons or permits the time of payment of such indebtedness to be accelerated due to default;

          (f) If Borrower or Bank is issued any Memorandum of Understanding, Cease and Desist Order, injunction, restraining order, or any other restrictive order or agreement, whether temporary or permanent, by or at the request of any regulatory agency or court or other authority having jurisdiction over Borrower or Bank relating to past or present business practices and procedures of Borrower or Bank.

         4.2 REMEDIES. In the event of any such Event of Default,and at any time thereafter, Lender may, at its option, declare the indebtedness evidenced by the Note and all other obligations owing by the Borrower to Lender, together with accrued interest thereon to be immediately due and payable and the Borrower forthwith pay the amounts declared due with presentment, demand,protest, or notice of any kind all of which are expressly waived, anything contained herein or in the Note to the contrary notwithstanding; in addition, Lender, either before or after pursuing any other remedies provided in the Loan Documents or by the Law, may immediately proceed to foreclose its security interest on the Pledged Stock. The failure of Lender to exercise the foregoing option or any other right or power granted to it under the Loan Documents, on any one or more occasions, shall not be deemed a waiver of its right to do so in the event of subsequent default, these being continuing rights, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other right, power or privilege;

         4.3 RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon Lender is intended to be excluding of any other right or remedy contained in the Loan Documents or provided by law, and every such right or remedy contained therein or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative

                        SECTION 5. CONDITIONS PRECEDENT

         The obligation of Lender to make the Loan shall be subject to the following conditions precedent, all of which shall be fulfilled prior to or concurrently with the execution of the Loan Documents

         5.1 LOAN DOCUMENTS. Executed Loan Documents with appropriate supporting documents as described in Section 2 hereof shall be delivered to Lender

         5.2 CORPORATE RESOLUTIONS. Lender shall receive certified resolutions of Borrower authorizing the borrowing of the Loan funds, and any other action or transaction described herein, and designating an appropriate officer or officers to execute said Documents.

         5.3 CORRECTNESS OF WARRANTIES: NO DEFAULT. No warranties or representations contained herein or in any of the Loan Documents shall be false or misleading and there shall exist no Event or Default and no condition, event, or act which, with notice or lapse of time or both, would constitute an Event of Default

                            SECTION 6. MISCELLANEOUS

         6.1 COLLECTION COSTS. In the event that the Lender shall retain or engage an attorney or attorneys to collect or enforce or protect its rights or collateral pursuant to the Loan Documents, the Borrower shall pay all of the costs and expenses of such collection, enforcement or protection, including reasonable attorney's fees, and the Lender may take judgment for all such amounts, in addition to the unpaid principal balance of the Note and the accrued interest thereon.

         6.2 AMENDMENT MODIFICATION AND WAIVER. No amendment, modification or waiver of any provision of the Loan Documents and no consent by the Lender to any departure therefrom by the Borrower shall be effective unless such amendment, modification or waiver shall be in writing and signed by a duly authorized representative of the Lender, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         6.3 GOVERNING LAW. This Agreement shall be construed in accordance with and be governed by the laws of the State of Tennessee;

         6.4 CAPTIONS AND COUNTERPARTS. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of the Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any or the provisions of this Agreement. This Loan Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         6.5 NOTICES. All notices, requests, demands or other communications provided for herein or in any instrument or document delivered pursuant hereto, shall be in writing and shall be deemed to have been given upon personal delivery or three days after sending by registered, certified, U.S., or express mail,return receipt requested, postage prepaid, addressed, as the case may be, to:

         Lender:             First American National flank
                             First American Center
                             Nashville, Tennessee 37237
                             (Attention: Larry J. Brooks)

         Borrower:           First Financial Corporation
                             P. 0. Box 355
                             Mt. Juliet, TN 37122
                             (Attention: Chief Executive Officer)

         or to such other addresses and attention as either party maydesignate to the other in writing from time to time and forwarded in like manner.

         6.6 BENEFIT. This Loan Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and the irrespective successors and assigns and all subsequent holders of the Note.

         6.7 INVALID PROVISION TO AFFECT NO OTHERS. If fulfillment of any provision hereof or any transaction related hereto at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law; then ipsofacto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause provisions herein contained operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provisiononly shall be held for naught, as though not herein contained,and the remainder of this Agreement shall remain operative and in full force and effect.

         6.8 TERM OF AGREEMENT. This Agreement shall remain in full force and effect so long as any portion of the Loan, whether principal, interest, or costs, remains unpaid.

         6.9 SURVIVAL OF REPRESENTATIONS, ETC. All agreements, representations and warranties contained herein or made in writing by or on behalf of the Borrower in connection with the transactions contemplated hereby shall survive the execution and delivery of this Loan Agreement, any investigation at any time made by the Lender or on its behalf, and the delivery of the Note and payment therefore and any sale or other disposition of the Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties by the Borrower hereunder.

         IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of this 22nd day of September, 1992.


FIRST FINANCIAL CORPORATION
(BORROWER)



By:      \s\ David Major
   -------------------------------
Title: President


FIRST AMERICAN NATIONAL BANK



By:
   -------------------------------
Title:
      ----------------------------

In the event this Note is placed in the hands of an attorney for collection or for enforcement or protection of the security, or if the holder hereof incurs any costs incident to the collection hereof or the enforcement or protection of the security, themaTter and any endorsers hereof agree to pay a reasonable attorney's fee and all court and other costs and reasonable costs of any collection efforts.

All parties hereto waive demand, notice, presentment and protest.

The indebtedness evidenced hereby is secured by a security interest in and pledge of all of the capital stock of the First Bank & Trust, Mt. Juliet, Tennessee.

FIRST FINANCIAL CORPORATION

By:
   ---------------------------------
Title:
      ------------------------------

EXHIBIT A


                             MASTER PROMISSORY NOTE

$750, 000.00                  Nashville, Tennessee                         1992
                                                                      -----

FOR VALUE RECEIVED, the undersigned, First Financial Corporationa Tennessee corporation ("Maker"), promises to pay to the order of FIRST AMERICAN NATIONAL BANK, a national banking association organized under the laws of the United States of America at its Main Office in Nashville, Tennessee, or at such other place as the holder hereof May designate, the principal sum of Seven Hundred and Fitty Thousand and No/100 Dollars($750,000.00) or the aggregate unpaid balance of advances made by Payee pursuant to this Note, with interest thereon from date.

Maker shall have the right at any time to pay any part or all of the obligation evidenced hereby without premium or penalty and without curtailing its right to further advances prior to the due date, i) except that such further advances, shall never exceed the face amount hereof unless Payee, in its sole discretion,elects otherwise, and ii) provided that any funds shall first be applied to accrued but unpaid interest, if any, before funds are applied toward principal reduction. Interest shall be, at an annual rate equal to the interest rate from time to time designated by First American National Bank, as its "Index Rate". The rate as set forth herein shall be adjusted on each day said Index Rate changes; provided, however, in no event shall the rate of interest payable in respect of the indebtedness evidenced hereby be in excess of the maximum formula contract rate of interest from time to time allowed by the law to be charged by national banks located in Tennessee (the "Maximum Rate").

Interest hereon shall be calculated on the basis of a 360-day year. Interest hereon shall be payable quarterly commencing Noven(pound)ber 30, 1992, continuing on the first day of each quarter thereafter until the indebtedness evidenced hereby is paid in full. The entire balance of all advances outstanding hereunder plus any interest owed pursuant to this Note shall be due and payable November 30, 1993.

Solely at the option of Payee, the outstanding principal balance as of November 30, 1993, may be payable in equal, consecutive annual installments, not to exceed ten (10). If this option is taken, the first installment of principal shall be due November 30, l, and installments shall continue on each November 30, of each year thereafter until the indebtedness evidenced hereby in paid in full. In the event that this option is taken, the indebtedness evidenced hereby, principal and interest, shall be due and payable in full no later than November 30, 2002.

The terms and conditions contained in a Loan Agreement dated _____________ 1992, between the parties hereto shall be considered part hereof to the same extent as if written herein, and upon the occurrence of an Event of Default as defined in said Loan Agreement then the entire principal sum and any accrued interest shall, at the option of the holder of this Note, at once and without notice become due and payable.

In the event of a failure to make any payment when due according to the terms hereof, or upon the occurrence of any default or event of default under any instrument or documents evidencing, securing, or in any way related to the indebtedness evidenced hereby, at the option of tbe holder hereof and without notice to the maker, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire principal balance as so adjusted shall be immediately due and payable in full and shall bear interest thereafter until paid at the Maximum Rate, or at the option of the holder hereof, the Maximum Rate in effect on the date hereof. The holder may waive any default before or after the same has been declared and restore this Note to full force and effect without impairing the right to declare this Note due for a subsequent default, this right being a continuing one.